                                    ARTICLES OF AMENDMENT
                               OF SOUTHWESTERN ENERGY COMPANY

      Southwestern Energy Company, a corporation organized and existing under the laws of the State of Arkansas, acting herein by and through its duly authorized officers, hereby certifies as follows:
      1.    The name of the corporation is Southwestern Energy Company.
      2. On February 26, 1993, the board of directors adopted a resolution setting forth and declaring advisable a proposal to amend the Company's Articles of Incorporation to increase the Company's number of authorized shares of capital stock to 75,000,000 shares and to decrease the par value of the Company's common stock to $.10 per share.
      3. On May 26, 1993, at the annual shareholders meeting held upon 60 days notice with 8,561,370 shares of common stock outstanding and entitled to vote, 4,901,622 shares were voted in favor of and 1,611,668 shares were voted against the proposal to amend the Company's Articles of Incorporation to increase the Company's number of shares of capital stock to 75,000,000 shares and to decrease the par value of the Company's common stock to $.10 per share.
      4.    The Sixth Article was amended to read as follows:
      SIXTH: Section A: The total amount of the authorized capital stock of this corporation is seventy-five million (75,000,000) shares with a par value of ten cents ($.10) per share, all of which shall be designated as common stock. Each share of said stock shall have one vote.

      5. The amended Sixth Article as described in paragraph four (4) above is, accordingly, hereby declared duly adopted pursuant to applicable law.

      Dated May 26, 1993.

                                          SOUTHWESTERN ENERGY COMPANY


                                          BY:    /s/ GREGORY D. KERLEY
                                             --------------------------
                                                  Gregory D. Kerley
                                             Vice President - Treasurer
                                                     and Secretary
ATTEST


 /s/ JEFFREY L. DANGEAU
- ------------------------
   Assistant Secretary

                                  ARTICLES OF AMENDMENT AND
                             RESTATED ARTICLES OF INCORPORATION
                               OF SOUTHWESTERN ENERGY COMPANY

      Southwestern Energy Company, a corporation organized and existing under the laws of the State of Arkansas, acting herein by and through its duly authorized officers, hereby certifies as follows:
      1.  The name of the corporation is Southwestern Energy Company;
      2. On February 24, 1988, the Board of Directors adopted a resolution setting forth and declaring advisable a proposal to restate the Company's Articles of Incorporation, adopting the Arkansas Business Corporation Act of 1987 as the corporate law which shall govern the affairs of the Company and to amend the Company's Articles of Incorporation to limit the liability of directors pursuant to the Arkansas Business Corporation Act of 1987;
      3. On May 25, 1988, at the Annual Shareholders Meeting, held upon 60 days' notice with 8,313,496 shares outstanding and entitled to vote, 6,035,945 shares were voted in favor of and 410,879 shares were voted against the proposal to restate and amend the Company's Articles of Incorporation adopting the Arkansas Business Corporation Act; 6,461,830 shares were voted in favor of and 361,576 shares were voted against the proposal to amend the Company's Articles of Incorporation to limit the liability of directors;
      4. Article Ninth was amended to read as set forth in the Restated Articles attached hereto and new articles Eleventh and Twelfth were added as set forth in the Restated Articles attached hereto;
      5. The Restated Articles of Incorporation attached hereto are, accordingly, hereby declared duly adopted pursuant to applicable law.
Dated May 25, 1988
                                          SOUTHWESTERN ENERGY COMPANY
                                          By /s/ STANLEY D. GREEN
                                             ---------------------
                                                 Stanley D. Green
ATTEST                                           Vice President
/s/ THOMAS J. SWEARINGEN
- ------------------------
   Assistant Secretary

                         AMENDED AND RESTATED
                       ARTICLES OF INCORPORATION
                                  OF
                      SOUTHWESTERN ENERGY COMPANY


     FIRST:  The name of this corporation is SOUTHWESTERN ENERGY COMPANY.

     SECOND: The nature of the business of the corporation and the objects or purposes proposed to be transacted, promoted or carried on by it, are as follows, to-wit:

          Section A: To acquire, purchase, own, hold, operate, develop, lease, mortgage, pledge, exchange, sell, transfer or otherwise invest, trade or deal in, in any manner securities, stocks, mortgages, bonds, and real and personal property of every kind and description or in any interest therein.

          Section B: To engage in any capacity in any entertainment, radio, television, mercantile, construction, manufacturing, public utilities, exploratory development or trading business of any kind or character whatsoever, and to do all things incidental to any such business, and to do and perform all other things that are necessary or beneficial to the corporation or to the general public which the Board of Directors may from time to time determine should be done.

          Section C: To issue bonds, debentures, or other obligations of the corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise.

          Section D: To have and to exercise all the powers now or hereafter conferred by the laws of the State of Arkansas upon corporations organized under the laws under which this corporation is organized and any and all Acts Amendatory thereof and supplemental thereto.

          Section E: To conduct business in the State of Arkansas, other states, the District of Columbia, the territories and colonies of the United States and in foreign countries, and to have one or more offices out of the State of Arkansas, as well as within said state. In any state or country or political division thereof in which the corporation may have qualified to do business, it shall have all the objects and powers herein set forth, but to such extent as may be permitted by the laws of such state or country or political division thereof to any business or commercial corporation.

          Section F: To do all and everything necessary and proper for the accomplishment of the objects enumerated in these Articles of Incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of this corporation; and in general to carry on any lawful business necessary or incidental to the attainment of the objects of this corporation whether or not such business is similar in nature to the objects set forth in these Articles of Incorporation or any amendment thereof.

     The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific objects or powers shall not be held to limit or restrict in any manner either the objects or powers of the corporation, and that the corporation shall possess such incidental powers as are reasonably necessary or convenient for the accomplishment of any of the objects or powers hereinbefore enumerated, either alone or in association with any government, state, municipality, corporation, association, partnership, as a partner or otherwise, person, organization or entity whatsoever, at least to the same extent and as fully as individuals might or could do as principals, agents, contractors, or otherwise.

     THIRD:  The period of existence of this corporation shall be perpetual.

     FOURTH: The principal office or place of business of this corporation shall be located in the county of Washington in the city of Fayetteville, state of Arkansas, and the address of the principal office shall be 1083 Sain Street, Fayetteville, AR 72703.

     FIFTH: The name of the resident agent of this corporation is Charles E. Scharlau, whose address is 1083 Sain Street, Fayetteville, Washington County, AR 72703, which shall also be the registered office.

     SIXTH: Section A: The total amount of the authorized capital stock of this corporation is twenty-five million (25,000,000) shares with a par value of Two and 50/100 ($2.50) per share. Each share of said stock shall have one vote:

          Section B: No stockholder shall be entitled as a matter of right to subscribe for, or purchase, or receive, or to have offered to him for subscription or purchase, any additional share or shares of stock either of that now authorized in the Articles of Incorporation or hereafter authorized, or any shares whatsoever, however acquired, issued or sold by the corporation, or any bonds, certificates of indebtedness, debentures or other securities convertible into the stock of the corporation, it being the purpose and intent that the Board of Directors shall have full right, power and authority to offer for subscription or sale or to make any disposal of any or all unissued shares of capital stock of the corporation, or any or all shares issued and thereafter acquired by the corporation, upon such consideration in money or property or other things of value as the Board of Directors shall determine.

     SEVENTH: The amount of capital with which this corporation will begin business is Three Hundred Dollars ($300.00).

     EIGHTH: The names and post office addresses of each of the incorporators and the number of shares of the capital stock subscribed by each of them are as follows:


             Name                Address               Shares
             ----                -------               ------
          C. O. Moore         Stanford, Texas            988
          T. E. Patton        Rogers, Arkansas             1
          E. M. Moore         Rogers, Arkansas             1


     NINTH: The number of directors of the corporation shall be fixed by the bylaws and may be increased or decreased from time to time in the manner specified therein, provided, however, that the number of directors shall not be less than three. Election of directors need not be by ballot. All shareholders are entitled to cumulate their votes for the election of directors. No director of the corporation need be a stockholder. Any director may be removed at any time, either for or without cause, so long as the stockholders are entitled to vote in respect to the corporate affairs and management of the corporation, by the affirmative vote of stockholders holding of record a majority of the outstanding shares of the stock of the corporation which were entitled to vote at the election of such director, given at a special meeting of such stockholders called for the purpose; provided, however, that no director may be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal.

     TENTH: In furtherance, not in limitation, of the powers conferred upon the Board of Directors by statute, the Board of Directors is expressly authorized, without any vote or other action by stockholders other than such as at the time shall be expressly required by statute or by the provisions of these Articles of Incorporation (and amendments thereof, if any) or by the bylaws, to exercise all of the powers, rights and privileges of the corporation (whether expressed or implied in these Articles of Incorporation or conferred by statute) and do all acts and things which may be done by the corporation, including, but without limiting the generality of the foregoing, the right:

          Section A: By resolution or resolutions passed by the majority vote of all the members of the Board of Directors as from time to time constituted to make, adopt, alter, amend and repeal the bylaws of the corporation, provided, however, that the holders of the majority of the issued and outstanding stock may alter, amend, or repeal the bylaws made by the Board of Directors and may from time to time limit or define the right of the Board of Directors to alter, amend, or repeal any bylaw or bylaws made or adopted; and

          Section B: By resolution or resolutions passed by the affirmative vote of a majority of the number of directors as from time to time fixed by the bylaws of the corporation, to designate one or more committees, each committee to consist of two or more of the directors of said corporation, and each such committee to the extent provided in said resolution or resolutions or in the bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, such committee or committees to have such name or names as may be stated in the bylaws of the corporation, or as may be determined from time to time by resolution adopted by the Board of Directors; and

          Section C: By resolution or resolutions passed by the affirmative vote of a majority of the number of directors as from time to time fixed by the bylaws of the corporation, to sell, assign, transfer, convey, or dispose of, or to mortgage or otherwise encumber any real estate or lease of real estate to which or in which the corporation shall at any time have any right or interest, and pursuant to such resolution or resolutions, to acquire any right or interest to or in any real estate or lease of real estate; and

          Section D: By resolution or resolutions passed by the affirmative vote of a majority of the number of directors as from time to time fixed by the bylaws of the corporation, to authorize or approve the purchase by or on behalf of the corporation, of its capital stock, bonds, debentures, warrants, rights, scrip, other obligations or securities of any nature howsoever evidenced, either pro-rata from all holders thereof or from time to time in the open market or at private sale; and

          Section E: By resolution or resolutions passed by the affirmative vote of a majority of the number of directors as from time to time fixed by the bylaws of the corporation, to sell, lease, or exchange any or all of the property and assets of this corporation, including its good will and its corporate franchises, upon such terms and conditions as the Board of Directors may deem expedient and for the best interest of the corporation, when and as authorized by the affirmative vote of the holders of record of at least a majority of the issued and outstanding stock, or when authorized by the written consent of the holders of record of at least a majority of stock issued and outstanding.

     ELEVENTH: To the fullest extent permitted by the Arkansas Business Corporation Act of 1987 as it now exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

     TWELFTH: The corporation elects to be governed by the provisions of the Arkansas Business Corporation Act of 1987 as it now exists or may hereafter be amended from time to time.

                        SOUTHWESTERN ENERGY COMPANY
                        ---------------------------

                                  BY-LAWS

                                * * * * * *

                                 ARTICLE I
                                 ---------

                                STOCKHOLDERS

     SECTION 1. The place for holding all meetings of stockholders shall be the office of the Corporation in the City of Fayetteville, State of Arkansas, or at such other place or places as shall be decided upon from time to time by the Board of Directors of the Corporation. The presiding officer, who shall conduct all stockholder meetings, shall be the Chairman of the Board or in the absence of a Chairman of the Board shall be the President, or in the absence of the President a member of the Board of Directors selected by the other members of the Board of Directors. At any meeting requiring a vote of the stockholders for the election of directors or for any other purpose requiring a ballot and vote by the stockholders there shall be two judges of election, appointed by the Chairman of the meeting, who shall take an oath of office to faithfully perform their duties. The judges of election shall canvass the meeting, determine the number of stockholders present in person and by proxy and determine if a quorum is present. It shall be the duty of the judges of election to examine, validate and tabulate the proxies voted and the votes cast in person. Upon completion of the tabulation, their report shall be read to the meeting and the results of such elections then formally declared by the Chairman of the meeting.

     SECTION 2. VOTING: Stockholders having the right to vote shall be entitled to vote at meetings either in person or by proxy appointed by instrument in writing subscribed by the stockholder or by his duly authorized attorney. Such stockholder shall be entitled to one vote for each share of stock having voting power registered in his name on the books of the Company.


     A complete list of the stockholders entitled to vote at any election of directors, arranged in alphabetical order with the address of each and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held, at least ten days before every election, and shall at all times during the usual hours for business, and during the whole time of said election, be open to examination of any stockholder.

     SECTION 3. QUORUM: Except as provided in the next section hereof, any number of stockholders together holding at least a majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business.

     SECTION 4. ADJOURNMENT OF MEETING: If less than a quorum shall be in attendance at any time for which the meeting shall have been called, the meeting may, after the lapse of at least half an hour, be adjourned from time to time by a majority vote of the stockholders present or represented and entitled to vote thereat. If notice of such adjourned meeting is sent to the stockholders entitled to receive the same, such notice also containing a statement of the purpose of the meeting and that the previous meeting failed for lack of a quorum, and that under the provisions of this Section it is proposed to hold the adjourned meeting with a quorum of those present, then any number of stockholders, in person or by proxy, shall constitute a quorum at such meeting unless otherwise provided by statute.

     SECTION 5. ANNUAL ELECTION OF DIRECTORS: The annual meeting of stockholders for the election of directors and the transaction of other business shall be held on such date and at such time as may be determined by the Board of Directors from time to time. At each annual meeting, the stockholders entitled to vote thereat shall by plurality vote by ballot elect a Board of Directors, and they may also transact such other corporate business as shall be stated in the notice of meeting.

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the Company entitled to vote for the election of directors at the meeting who has complied with the notice procedures set forth in this Section 5 of Article I. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Company. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 50 nor more than 75 days prior to the meeting date; provided, however, that in the event that less than 65 days' notice of the meeting date is given to stockholders, notice by the stockholder must be so received no later than the close of business on the 15th day following the day on which notice of the meeting date was mailed. Such stockholder's notice shall set forth (a) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee,
(iii) the class and number of shares of capital stock of the Company which are beneficially owned by the nominee and (iv) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The presiding officer of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he may so declare to the meeting and the defective nomination shall be disregarded.

     At any meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof to the secretary of the Company. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 50 nor more than 75 days prior to the meeting date; provided, however, that in the event that less than 65 days' notice of the meeting date is given to stockholders, notice by the stockholder must be so received no later than the close of business on the 15th day following the day on which notice of the meeting date was mailed. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. The presiding officer of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he may so declare to the meeting and any such business not properly brought shall not be transacted. Notwithstanding the provisions of this paragraph, so long as the Company is subject to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, business consisting of a proposal properly included in the Company's proxy statement with respect to a meeting pursuant to such Rule may be transacted at a meeting.

     SECTION 6. SPECIAL MEETING - HOW CALLED: Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, and shall be called upon a resolution in writing therefor, stating the purpose or purposes thereof, delivered to the President or Secretary, signed by two directors or by a majority in interest of the stockholders entitled to vote, or by resolution of the directors.

     The record date for determining stockholders entitled to request a special meeting shall be fixed by the Board of Directors of the Company. Any stockholder seeking to request a special meeting shall, by written notice, request the Board of Directors to fix a record date. The Board of Directors shall, upon receipt of such a request, fix the record date in accordance with
Section 4-27-707 of the Arkansas Business Corporation Act of 1987 (the "ABCA"). If the record date falls on a Saturday, Sunday or legal holiday, the record date shall be the day next following which is not a Saturday, Sunday or legal holiday.

     SECTION 7. MANNER OF VOTING AT STOCKHOLDERS MEETINGS: At all meetings of stockholders all questions, except as otherwise expressly provided by statute or by these By-Laws, shall be determined by a majority vote of the stockholders present in person or represented by proxy and entitled to vote; provided, however, that any qualified voter may demand a vote by ballot, and in that case, such vote shall immediately be taken.

     SECTION 8. NOTICE OF STOCKHOLDERS MEETING: Written or printed notice, stating the place and time of the meeting, shall be given by the Secretary to each stockholder entitled to vote thereat at his last known post office address, at least ten (10) days before the meeting in the case of an annual meeting and five (5) days before the meeting in the case of a special meeting.

     SECTION 9. SPECIFIC POWERS OF STOCKHOLDERS: The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the capital stock of the Corporation which is represented in person or by proxy at such meeting (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders, as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

     SECTION 10.  ACTION WITHOUT MEETING:

     (a) NOTICE OF ACTION BY WRITTEN CONSENT. Prompt notice of the taking of any action without a meeting pursuant to Section 4-27-704 of the Arkansas Business Corporation Act of 1987 (the "ABCA"), by less than unanimous written consent, shall be given to those stockholders who have not consented in writing.

     (b) RECORD DATE. The record date for determining stockholders entitled to express consent to an action in writing without a meeting shall be fixed by the Board of Directors of the Company. Any stockholder seeking to have the stockholders authorize or take action by written consent without a meeting shall, by written notice, request the Board of Directors to fix a record date. The Board shall, upon receipt of such a request, fix the record date in accordance with Section 4-27-707 of the ABCA. If the record date falls on a Saturday, Sunday or legal holiday, the record date shall be the day next following which is not a Saturday, Sunday or legal holiday.

     (c) DATE OF CONSENT. The date for determining if an action has been consented to by the holder or holders of shares having requisite voting power to authorize or take the action specified therein (the "Consent Date") shall be the close of business on the 31st day after the later of (x) the record date fixed pursuant to paragraph (b) of this Section 10 and (y) the date on which materials soliciting consents are mailed to stockholders if such materials are required to be mailed under applicable law. If the Consent Date falls on a Saturday, Sunday or legal holiday, the Consent Date shall be the day next following which is not a Saturday, Sunday or legal holiday. On or prior to the Consent Date, consents may be revoked by written notice (i) to the Company, (ii) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Company (the "Soliciting Stockholders"), or
(iii) to a proxy solicitor or other agent designated by the Company or the Soliciting Stockholder.

     (d) PROCEDURES. In the event of the delivery to the Company of a written consent or consents purporting to authorize or take action and/or related revocations (each such written consent and related revocation being referred to in this Section 10 as a "Consent"), the Secretary of the Company shall provide for the safekeeping of such Consent and, as soon as practicable after the Consent Date, shall conduct such reasonable investigation as he deems necessary or appropriate for the purpose of ascertaining the validity of such Consent and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; PROVIDED, HOWEVER, that if the action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary of the Company shall designate two persons, who may not be members of the Board or otherwise affiliated with the Company, or a firm of nationally recognized independent inspectors of election, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Company under this paragraph (d). If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid, that fact shall be certified on the records of the Company kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action as of the fifth business day following such certification.


                              ARTICLE II
                              ----------

                               DIRECTORS

     SECTION 1. FIRST MEETING: The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

     SECTION 2. ELECTION OF OFFICERS: At such meeting the directors may elect a Chairman of the Board and shall elect a President from their number, one or more Vice Presidents, a Secretary and a Treasurer, who need not be directors. Such officers shall hold office until the next annual election of officers and until their successors are elected and qualify. In case such officer shall not be elected at such first meeting, they may be chosen at any subsequent meeting of directors called for the purpose.

     SECTION 3. REGULAR MEETINGS: Regular meetings of the directors may be held without notice at such place, either within or without the State of Arkansas, and at such time as shall be determined from time to time by resolution of the directors.

      SECTION 4. SPECIAL MEETINGS - HOW CALLED - NOTICE: Special meetings of the Board may be called by the President or by the Secretary on the written request of any two directors upon notice given to each director by letter delivered at least two days before the meeting or by telegram delivered at least one day before the meeting or by such shorter telephone or other notice as the person or persons calling the meeting may deem appropriate in the circumstances.

     SECTION 5. NUMBER, QUORUM AND QUALIFICATIONS: The number of Directors shall be five (5). A majority of the directors shall constitute a quorum for the transaction of business. Directors need not be stockholders. Directors shall retire after reaching the age of seventy-two (72) years. This mandatory retirement provision may be waived for directors serving as of May 26, 1981, by motion of the Board of Directors.

     SECTION 6. PLACE OF MEETING: The directors may hold their meetings and have one or more offices, and keep the books of the Company outside the State of Arkansas, at any office or offices of the Company, or at any other place as they may from time to time by resolution determine; provided, however, that a duplicate stock ledger shall always be kept at the principal office in Arkansas.

     SECTION 7. GENERAL POWERS OF DIRECTORS: The Board of Directors shall have the management of the business of the Company, and subject to the restrictions imposed by law, by the Certificate of Incorporation, or by these By-Laws, may exercise all the powers of the Corporation.

     SECTION 8. SPECIFIC POWERS OF DIRECTORS: Without prejudice to such general powers it is hereby expressly declared that the directors shall have the following powers, to wit:

     (1)  To adopt and alter a common seal of the Corporation.

     (2) To make and change regulations, not inconsistent with these By-Laws, for the management of the Company's business and affairs.

     (3) To purchase or otherwise acquire for the Company any property, rights or privileges which the Company is authorized to acquire.

     (4) To pay for any property purchased for the Company either wholly or partly in money, stock, bonds, debentures or other securities of the Company.

     (5) To borrow money and to make and issue notes, bonds and other negotiable and transferable instruments, mortgages, deeds of trust and trust agreements, and to do every act and thing necessary to effectuate the same.

     (6) To remove any officer for cause, or any officer other than the President summarily without cause, and in their discretion, from time to time, to devolve the powers and duties of any officer upon any other person for the time being.

     (7) To appoint and remove or suspend such subordinate officers, agents or factors, as they may deem necessary, and to determine their duties, and fix and, from time to time, change their salaries or remuneration, and to require security as and when they think fit.

     (8) To confer upon any officer of the Company the power to appoint, remove and suspend subordinate officers, agents and factors.

     (9) To determine who shall be authorized on the Company's behalf to make and sign bills, notes, acceptances, endorsements, checks, releases, receipts, contracts and other instruments.

   (10) To determine who shall be entitled to vote in the name and behalf of the Company, or to assign and transfer, any shares of stock, bonds, or other securities of other corporations held by the Company.

   (11) To delegate any of the powers of the Board in relation to the ordinary business of the Company to any standing or special committee, or to any officer, or agent (with power of subdelegate), upon such terms as they think fit.

   (12) To call special meetings of the stockholders for any purpose or purposes.

   (13) To submit any contract or act for authorization or ratification by the stockholders in the manner and with the effect provided in
          Section 9 of Article I.

     SECTION 9. COMPENSATION OF DIRECTORS: By resolution of the Board, the directors may be paid their expenses of attendance and may be paid a fixed fee for attendance at each meeting of the Board of Directors or a stated fee as director. No such payment or anything herein contained shall preclude any director from serving the Company in any other capacity as an officer, attorney, agent or otherwise and receiving compensation therefor.

                              ARTICLE III
                              -----------

                          EXECUTIVE COMMITTEE

     SECTION 1. HOW APPOINTED: The directors may appoint from their number an executive committee which may make its own rules of procedure and shall meet where and as provided by such rules, or by a resolution of the directors. A majority shall constitute a quorum, and in every case the affirmative vote of a majority of all the members of the committee shall be necessary to the adoption of any resolution.

     SECTION 2. POWERS: During the intervals between the meetings of the directors the executive committee shall have and may exercise all the powers of the directors in the management of the business and affairs of the Company, including power to authorize the seal of the Company to be affixed to all papers which may require it, in such manner as such committee shall deem best for the interests of the Company, in all cases in which specific directions shall not have been given by the directors.


                              ARTICLE IV
                              ----------

                               OFFICERS

     SECTION 1. The officers of the Company may be a Chairman of the Board, which office may be filled by resolution of the Board of Directors, and shall be a President, one or more Vice Presidents, one of whom to be designated as Executive Vice President and shall have senior authority, a Secretary, a Treasurer, and such assistants and other officers as may from time to time be elected or appointed by the Board of Directors. Any two offices (but not more than two) may be held by the same person.

     SECTION 2. CHAIRMAN OF THE BOARD OF DIRECTORS: The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors; and by virtue of his office shall be a member of the executive committee. He shall have supervision of such matters as may be designated to him by the Board of Directors or the executive committee.

     SECTION 2-A. VICE CHAIRMAN OF THE BOARD OF DIRECTORS: The Vice Chairman of the Board of Directors shall be vested with all the powers and shall perform all the duties of the Chairman in the absence or disability of the latter unless or until the Board of Directors shall otherwise determine. He shall have such other powers and perform such other duties as shall be prescribed by the Board of Directors.

     SECTION 3. PRESIDENT: The President shall, in the absence of a Chairman of the Board, preside at all meetings of the directors, and act as Chairman at, and call to order all meetings of the stockholders; and he shall have power to call special meetings of the stockholders and directors for any purpose or purposes, appoint and discharge, subject to the approval of the directors, employees and agents of the Corporation and fix their compensation, make and sign contracts and agreements in the name and behalf of the Corporation, except that he be not authorized to dispose or encumber material assets of the Corporation without the authority of the Board of Directors, and while the directors and/or committees are not in session he shall have general management and control of the business and affairs of the Corporation; he shall see that the books, reports, statements and certificates required by the statute under which this Corporation is organized or any other laws applicable thereto are properly kept, made and filed according to law; and he shall generally do and perform all acts incident to the office of President, or which are authorized or required by law.

     SECTION 4. VICE PRESIDENTS: The Vice Presidents in the order of their seniority shall be vested with all the powers and shall perform all the duties of the President in the absence or disability of the latter, unless or until the directors shall otherwise determine. They shall have such other powers and perform such other duties as shall be prescribed by the directors.

     SECTION 5. SECRETARY: The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors or stockholders upon whose requisition the meeting is called as provided in these By-Laws. He shall record all proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have custody of the seal of the Company and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same. He shall be sworn to the faithful discharge of his duties.

     SECTION 6. ASSISTANT SECRETARY: The Assistant Secretary shall be vested with the powers and shall perform all the duties of Secretary in the absence or disability of the latter, unless or until the directors shall otherwise determine. He shall have such other powers and perform such other duties as shall be prescribed by the directors.

     SECTION 7. TREASURER: The Treasurer shall have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Company; he shall receive and give or cause to be given receipts and acquittances for moneys paid in on account of the Company and shall pay out of the funds on hand all just debts of the Company of whatever nature upon maturity of the same; he shall enter or cause to be entered in books of the Company to be kept for that purpose full and accurate accounts of all monies received and paid out on account of the Company, and, whenever required by the President or the Board of Directors, he shall render a statement of his cash accounts. He shall, unless otherwise determined by the Board of Directors, have charge of the original stock books, transfer books and stock ledgers and act as transfer agent in respect of the stock and securities of the Company; he shall prepare and submit from time to time to the Board of Directors financial, cash and operating budgets or estimates; he shall prepare and submit such other financial data and information as he shall be directed to by the Board of Directors; and he shall perform all of the other duties incident to the office of Treasurer. He shall give the Company a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

     SECTION 8. ASSISTANT TREASURER: The Assistant Treasurer shall be vested with all the powers and shall perform all the duties of Treasurer in the absence or disability of the latter, unless or until the directors shall otherwise determine. He shall have such other powers and perform such other duties as shall be prescribed by the directors.

     SECTION 9. CONTROLLER: The Corporate Controller shall be responsible for directing the Corporation's accounting functions. Specific areas include the development and maintenance of planning and budgeting systems, analysis and interpretation of trends requiring management's attention, the preparation of financial and management reports and procedures, and senior management. Ancillary responsibilities include the supervision of external auditors, and participation in the planning and execution of the utility rate cases.


                               ARTICLE V
                               ---------

                  RESIGNATIONS: FILLING OF VACANCIES:
                    INCREASE OF NUMBER OF DIRECTORS

     SECTION 1. RESIGNATIONS: Any director, member of a committee or other officer my resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 2. FILLING OF VACANCIES: If the office of any director, member of a committee or other office becomes vacant, the directors in office may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

     SECTION 3. INCREASE OF NUMBER OF DIRECTORS: The number of directors may be increased at any time by the affirmative vote of a majority of the directors, (or, by the affirmative vote of a majority in interest of the stockholders), at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.



                              ARTICLE VI
                              ----------

                             CAPITAL STOCK

     SECTION 1. ISSUE OF CERTIFICATES OF STOCK: The President shall cause to be issued to each stockholder one or more certificates, under the seal of the Company, signed by the President or Vice President and the Treasurer or Assistant Treasurer, or Secretary or Assistant Secretary, certifying the number of shares owned by him in the Company; provided, when any such certificate is signed by a transfer agent or registrar, the signature of any officer of the Company or its corporate seal, or both such signatures and seal, may be facsimiles engraved or printed.

     SECTION 2. LOST CERTIFICATES: A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Company against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate.

     SECTION 3. TRANSFER OF SHARES: The shares of stock of the Company shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     SECTION 4. CLOSING OF TRANSFER BOOKS: The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding twenty (20) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty-five (65) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment rights, or to exercise such rights, as the case may be, not withstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

     SECTION 5. DIVIDENDS: The directors may declare dividends from the surplus or net profits arising from the business of the Corporation as and when they deem expedient. Before declaring any dividend there may be reserved out of the accumulated profits such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meeting contingencies or for equalizing dividends or for such other purposes as the directors shall think conducive to the interests of the Company. The directors may close the transfer books for not exceeding twenty (20) days next preceding the day appointed for the payment of any dividend.


                              ARTICLE VII
                              -----------

                       MISCELLANEOUS PROVISIONS

     SECTION 1. CORPORATE SEAL: The corporate seal shall be circular in form and shall contain the name of the Corporation, and the word "Seal." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 2. FISCAL YEAR: The fiscal year of the Company shall be the calendar year.

     SECTION 3. PRINCIPAL OFFICE: The principal office of this Corporation shall be established and maintained at 1083 Sain Street in the City of Fayetteville, Washington County, State of Arkansas, and there shall be kept at such office a book containing the names alphabetically arranged of stockholders of the Corporation and their addresses and the number of shares held by them respectively.

     SECTION 4. CHECKS, DRAFTS, NOTES: All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by the President or such other officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 5. NOTICE AND WAIVER OF NOTICE: Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the date of such mailing. Any notice required to be given under these By-Laws may be waived by the person entitled thereto. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

     SECTION 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS: Directors and officers of the Company shall be indemnified to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Company or to any other organization at the Company's request. Employees and agents of the Company who are not directors or officers thereof may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors. The provisions of this Section shall be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers or employees and shall inure to the benefit of their heirs, executors, and administrators. For the purposes of this Section, directors, officers, trustees or employees of an organization shall be deemed to be rendering service thereto at the Company's request if such organization is, directly or indirectly, a wholly owned subsidiary of the Company or is designated by the Board of Directors as an organization service to which shall be deemed to be so rendered.

     SECTION 7. ADVANCEMENT OF LITIGATION EXPENSES: Expenses incurred by a director or officer of the Corporation in defending any actual or threatened action, or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Company or to any other organization at the Company's request shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by, or on behalf of, such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by the relevant provisions of the Arkansas Business Corporation Act as it now exists or as it may hereafter be amended. Such expenses of employees and agents of the Company who are not directors or officers may be similarly advanced to the extent authorized at any time by the Board of Directors. The provisions of this section shall be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers, and employees and shall inure to the benefit of their heirs, executors, and administrators. For the purposes of this section, directors, officers, trustees, or employees of an organization shall be deemed to be rendering service thereto at the Company's request if such organization is, directly or indirectly, a wholly owned subsidiary of the Company or is designated by the Board of Directors as an organization service to which shall be deemed to be so rendered.


                             ARTICLE VIII
                             ------------

                              AMENDMENTS

     SECTION 1. AMENDMENT OF BY-LAWS: The stockholders, by the affirmative vote of the holders of a majority of the stock issued and outstanding, or the directors, by the affirmative vote of a majority of the directors, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of the meeting, amend or alter any of these By-Laws.




2/94